Exhibit 10.3

December 6, 2012

Steve Filton

Senior Vice President & CFO

UHS of Delaware, Inc.

367 South Gulph Road

King of Prussia, PA 19406

Dear Steve;

The Board of Trustees of Universal Health Realty Income Trust (“UHT”), at their December 6, 2012 meeting, authorized the renewal of the current Advisory Agreement between Universal Health Realty Income Trust and UHS of Delaware, Inc. (“Agreement”) upon substantially the same terms and conditions contained in the Agreement, except that the annual advisory fee will be increased from .65 percent to .70 percent of the Average Invested Real Estate of UHT, as defined in the Agreement.

This letter constitutes Universal Health Realty Income Trust’s offer to renew the Agreement, through December 31, 2013, upon such terms and conditions approved at the December 6, 2012 meeting.

Please acknowledge UHS of Delaware, Inc.’s acceptance of this offer by signing in the space provided below and returning one copy of this letter to me. Thank you.

Sincerely,

/s/ Cheryl K. Ramagano

Cheryl K. Ramagano

Vice President and Treasurer

Agreed and Accepted:

UHS OF DELAWARE, INC.

By: /s/ Steve Filton

Steve Filton

Senior Vice President and CFO

cc: Charles Boyle